SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2003

COASTCAST CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12676	95-3454926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 E. Victoria Street Rancho Dominguez, California 90221
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 638-0595

Exhibit Index on Page 5

Item 5. Other Events.

On August 11, 2003, Coastcast Corporation (the “Company”) issued a press release announcing that its net loss for the second quarter of 2003 is expected to increase significantly to reflect an impairment charge related to the Company’s fixed assets.  The Company announced that its financial results for the second quarter and six months ended June 30, 2003 will be released upon the completion of the Company’s fixed asset impairment analysis in accordance with Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”  The Company anticipates that it will release earnings and file its second quarter 10-Q by mid-September 2003.

In addition, in April 2003 the Company announced that it had taken certain actions, including the formation of a special committee of its Board of Directors and the amendment of its Rights Plan, to permit Hans H. Buehler, Chairman and CEO of the Company, to take certain preliminary actions in view of a potential acquisition of the Company.  The press release issued by the Company on August 11, 2003 stated that the special committee of the Board has engaged Fairmount Partners LLC, as financial advisor, to explore alternatives, including finding other interested buyers for the Company.

A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

Item 7.  Exhibits.

Exhibit No.	Description

99.01	Press Release of Coastcast Corporation, dated August 11, 2003. (1)

(1)   Filed solely to satisfy Coastcast’s disclosure obligations under Rule 100(a) of Regulation FD and shall not be deemed an admission as to the materiality of any information contained therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTCAST CORPORATION
(Registrant)

Date: August 14, 2003	By:	/s/ HANS H. BUEHLER
Hans H. Buehler,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.01	Press Release of Coastcast Corporation, dated August 11, 2003.